UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 19, 2010

Date of Report (Date of earliest event reported)

Cadence Financial Corporation

(Exact Name of Registrant as Specified in Charter)

Mississippi	1-15773	64-0694755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Main Street Starkville, Mississippi 39759

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (662) 324-4258

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2010, Cadence Bank, N.A. (the “Bank”), a wholly owned subsidiary of the Company, executed a stipulation and consent to the issuance of a consent order (the “Consent Order”) by the Office of the Comptroller of the Currency (“OCC”), and the OCC issued the Consent Order effective as of such date. Please see Item 8.01 below for additional information.

The description of the Consent Order is qualified in its entirety by reference thereto. The Consent Order and the related Stipulation are attached hereto as Exhibit 10.1 and are incorporated herein by this reference.

Item 1.02 Termination of a Material Definitive Agreement.

The Consent Order terminated the formal written agreement previously entered into between the Bank and the OCC on April 17, 2009.

Item 8.01 Other Events.

On May 19, 2010, the Company issued a press release announcing the commencement of an offering of up to $80 million of its common stock, subject to market and other conditions. Cadence expects to sell its common stock in an underwritten public offering through Keefe Bruyette & Woods, as the sole lead book running manager. Cadence intends to grant the underwriter an option to purchase up to an additional 15% of the shares sold to cover over-allotments, if any. The common stock will be issued pursuant to a prospectus filed as part of Cadence’s registration statement under the Securities Act of 1933. The proceeds from the proposed offering will be used to strengthen the Company’s capital base and to fund other corporate purposes, including funding the Company’s and Bank’s regulatory capital needs.

After successfully completing the proposed offering, the Company expects that the Bank will exceed the capital requirements set forth in the Consent Order. Pursuant to the Consent Order, the Bank agreed to make improvements to several areas of its operations. The Bank and its directors will take various actions designed to enhance the Bank’s risk management and planning process, including, among other things, developing a strategic plan, assessing the capabilities of the Bank’s management, reviewing and revising the Bank’s credit policy and liquidity risk management program and adopting and implementing an internal audit program. Additionally, under the terms of the Consent Order, the Bank agreed to meet and maintain a minimum Tier 1 leverage ratio of 9% and a minimum total risk-based capital ratio of 12%. The Consent Order will remain in effect and enforceable until it is amended, suspended, waived or terminated in writing by the OCC.

A copy of the press release announcing the commencement of the offering is attached as Exhibit 99.1 and is incorporated herein by reference. The information in this press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Stipulation and Consent to the Issuance of a Consent Order by and between Cadence Bank, N.A. and the Office of the Comptroller of the Currency and related Consent Order effective May 19, 2010.

99.1	Press release, dated May 19, 2010, announcing the commencement of an offering of up to approximately $80 million of its common stock in an underwritten public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE FINANCIAL CORPORATION (Registrant)

Date: May 19, 2010	By:	/s/ Richard T. Haston Richard T. Haston Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description
10.1	Stipulation and Consent to the Issuance of a Consent Order by and between Cadence Bank, N.A. and the Office of the Comptroller of the Currency and related Consent Order effective May 19, 2010.

99.1	Press release dated May 19, 2010, entitled “Cadence Financial Corporation Files S-1 Registration Statement to Raise $80 Million in Common Stock Offering.”